Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of Teleflex Incorporated of our report dated June 2, 2017 relating to the financial statements of NeoTract, Inc., which appears in Teleflex Incorporated’s Current Report on Form 8-K dated November 16, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

November 16, 2017